Phoenix Life Sciences International Limited 8-K

Exhibit 99.1

Phoenix Life Sciences International Announces Significant Milestones in Company Merger and Fiscal Structure-Strategy

DENVER – September XX, 2018 – Phoenix Life Sciences International Limited (“Phoenix Life”) (OTCMarkets: MJMD), an adaptive global healthcare solutions company, today provided an update on the completion of merger documents with the Secretary of State in Nevada, as well as appointed a new renowned audit firm and retired a substantial amount of convertible debt.

As a part of the final steps of its merger that created Phoenix Life Sciences International Limited, documents were processed through the Secretary of State for Nevada. The documents, including form and certificate of merger, were received back by the company, leaving only this week’s boards of directors’ appointments in the finalization of the company merger.

In an effort to show authentic transparency and increase investor confidence, the company has retained renowned auditing firm BMKR, LLP. Led by Mr. Thomas Kober, C.P.A. Mr. Kober has over 35 years of experience in publicly traded financial auditing, having worked with clients over a broad range of industries, specializing in Sarbanes-Oxley Compliance, mergers and acquisitions, as well as negotiating with all financial institutions.

As part of the company’s solid fiscal strategy, the company has retired the majority of its remaining convertible debt through the retirement of a note with Typnex. The company has made a strong effort to eliminate additional dilution for current shareholders through this retirement. Although capital was necessary to create the consolidation that created the company, the company hopes to avoid activities that result in dilution as a way to build shareholder certainty.

“The past few weeks have been such an imperative time for Phoenix Life,” said Martin Tindall, incoming Chief Executive Officer of Phoenix Life Sciences International. “We have been devoted to tightening up our capital structure, clearing any contingent liabilities and finalizing merger documentation so that we can focus our energies on building shareholder value through our projects.”

“Working with such a reputable auditing firm to bring the company into full compliance on its regulatory reporting combined with eliminating most of our outstanding convertible debt, means our shareholders can feel confident that their stake in our company is solid,” Tindall added. “We believe in employing an extremely solid fiscal strategy designed to support building meaningful growth that is sustainable and rewarding for all parties involved.”

Currently, the company is working with the government of the Republic of Vanuatu to target the treatment of diabetes with its cannabis-derived medications. Implementing a vertically integrated supply chain model, the company intends to springboard distribution throughout the Australian and South Pacific markets, as well as to 30 or more of the countries that have approved medical cannabis.

For more information about Phoenix Life, please visit https://www.plsi.co/.

About Phoenix Life Sciences International Limited

Phoenix Life Sciences International Limited is an adaptive global healthcare solutions company. Our business is to advance research and integrate programs and manufacturing of products that target and treat diabetes, pain, cancer, and address psychological, gastrointestinal, autoimmune, neurological and sleep disorders. We strive to create partnerships and integrate these programs for human health into communities worldwide as part of our Global Health Initiative.

FORWARD-LOOKING STATEMENTS

Information contained in this press release regarding Phoenix Life Sciences International, Limited and its subsidiaries, (the “Companies”) may constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements. The words “plan”, “forecast”, “anticipates”, “estimate”, “project”, “intend”, “expect”, “should”, “believe,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to, known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to the Companies herein are expressly qualified in their entirety by the above-mentioned cautionary statement. The Companies disclaim any obligation to update forward-looking statements contained in this press release, except as may be required by law.

FOOD AND DRUG ADMINISTRATION (FDA) DISCLOSURE

These statements have not been evaluated by the FDA and therefore the products sold by Phoenix Life Sciences International are not available on U.S.

LEGAL DISCLOSURE

Phoenix Life Sciences International does not sell or distribute any products in the United States that are in violation of the United States Controlled Substances Act (US.CSA). This company does grow, sell, and distribute cannabis-based products in the United States and is solely involved with the legal distribution of medical cannabis-based products within certain international markets outside of the United States.

Investor Contact:

Phone: 1.888.717.5655 or international +1.720.699.7222

E-mail: investor.relations@phoenixlife.co

Media Contact:

Kathryn Reinhardt

CMW Media

Kathryn@cmwmedia.com

619-972-3089